CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated February 22, 2005 for Van Eck Funds (comprising, International Investors Gold Fund, Global Hard Assets Fund, and Emerging Markets Fund) in this Registration Statement (Form N-1A No. 811-4297) of Van Eck Funds.

                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP


New York, New York
April 25,2005